March 10, 2011

Cytori Grows Product Revenues 41% Year-Over-Year, Advances Cardiac Device Product Pipeline

SAN DIEGO--Cytori Therapeutics (NASDAQ:CYTX) grew product sales 41% and made substantial progress in advancing its cardiovascular device product pipeline during 2010. An overview of the Company’s 2010 financial results is below and a review of its business plans for 2011 is provided in the ‘2010 Results Shareholder Letter,' which may be accessed at http://ir.cytoritx.com.

Key highlights for 2010 and through the beginning of 2011 include the following:

•	Grew product revenues 41% year-over-year. Revenue generating units increased by 48 to a cumulative total of 149 and nearly 1,400 consumables were shipped during 2010;

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Reported improved heart function in two cardiovascular disease clinical trials and initiated our European pivotal heart attack trial. Cytori is seeking EU approval for use in no-option chronic myocardial ischemia patients;

•
Achieved European approval of the Celution System in breast reconstruction, reported 12 month data from our RESTORE-2 trial and successfully launched PureGraft™ into the U.S. and European plastic and reconstructive surgery markets;

•
Made progress towards getting into the U.S. market with multiple submissions underway for FDA approval or clearance of Celution® as part of a comprehensive U.S. regulatory strategy intended to achieve market entry; and

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Strengthened our cash and cash equivalents balance with $52.7 million at the end of 2010 compared with $12.9 million at the end of 2009. Part of this increase resulted from a $10 million equity investment from Astellas Pharma, including certain negotiating rights to a potential liver disease partnership.

Product revenues were $8.3 million for 2010, compared to $5.8 million for 2009, which includes $2.4 million in fourth quarter 2010 product sales. Gross profit improved to $4.3 million for 2010 compared to $2.4 million in 2009, including $1.2 million in gross profit in the fourth quarter 2010. Product revenue growth is attributable mostly to increased sales of systems to private pay plastic surgery clinics, academic centers performing independent investigator-initiated studies and the sale of two StemSource® Cell Banks.  Toward the end of the year, Cytori also started to see increased impact from PureGraft™ sales for body contouring procedures.

Cytori ended the year with 149 revenue generating units compared to 101 at the start of year, with 1,392 consumables shipped in 2010 compared to 1,205 shipped in 2009. This includes a record 437 consumables shipped during the fourth quarter of 2010, of which 350 were re-orders. The percentage of re-orders increased in 2010 to 77% compared to 64% for 2009, a positive trend reflecting the recurring revenue opportunity once a system is installed. Separately, 1,847 PureGraft consumables were shipped in 2010, a sign that Cytori is penetrating the growing fat grafting market in the United States and abroad.

Net cash used in operations was $23.6 million in 2010 compared to $23.8 million in 2009, including $4.8 million in the fourth quarter of 2010. During the year, there was a decrease in research and development expenses related to clinical trial costs, offset with, among other items, an increase in SG&A, as we expanded our sales efforts worldwide.

Outlook

“Our key initiatives for 2011 will be to drive enrollment in the ADVANCE heart attack trial, seek approval for no option chronic myocardial ischemia patients in Europe, execute our U.S. regulatory and development strategy, and grow the commercial business,” said Christopher J. Calhoun, chief executive officer of Cytori. “The pieces are coming together for accelerating revenue growth, with expanded indications, longer-term data, and pursuit of country level payment in key geographies. We anticipate the impact from recent RESTORE-2 data to have a greater effect on revenue growth toward the latter half of the year.”

About Cytori
Cytori is a leader in providing patients and physicians around the world with medical technologies that harness the potential of adult regenerative cells from adipose tissue. The Celution® System family of medical devices and instruments is being sold into the European and Asian cosmetic and reconstructive surgery markets but is not yet available in the United States. Our StemSource® product line is sold globally for cell banking and research applications. Our PureGraft™ products are available in North America and Europe for fat grafting procedures. www.cytori.com

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our belief in the recurring revenue opportunities for sales of our consumable products, our ability to continue to penetrate the fat grafting market with our PureGraft™ products, our ability to obtain regulatory approval for our products both in the United States and abroad and  our ability to accelerate revenue growth, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, the quality and effectiveness of our products, the effectiveness of our regulatory and sales and marketing programs, , the acceptance of our clinical data, dependence on third party performance, as well as other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings on Form 10-K and Form 10-Q. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Contact:
Tom Baker
+1.858.875.5258
tbaker@cytori.com
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CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2010 (Unaudited)	2009

Assets
Current assets:
Cash and cash equivalents	$52,668,000	$12,854,000
Accounts receivable, net of reserves of $306,000 and of $751,000 in 2010 and 2009, respectively	2,073,000	1,631,000
Inventories, net	3,378,000	2,589,000
Other current assets	834,000	1,024,000

Total current assets	58,953,000	18,098,000

Property and equipment, net	1,684,000	1,314,000
Restricted cash and cash equivalents	350,000	—
Investment in joint venture	459,000	280,000
Other assets	566,000	500,000
Intangibles, net	413,000	635,000
Goodwill	3,922,000	3,922,000

Total assets	$66,347,000	$24,749,000

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$6,770,000	$5,478,000
Current portion of long-term obligations	6,453,000	2,705,000

Total current liabilities	13,223,000	8,183,000

Deferred revenues, related party	5,512,000	7,634,000
Deferred revenues	4,929,000	2,388,000
Warrant liability	4,987,000	6,272,000
Option liability	1,170,000	1,140,000
Long-term deferred rent	398,000	—
Long-term obligations, net of discount, less current portion	13,255,000	2,790,000

Total liabilities	43,474,000	28,407,000

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; -0- shares issued and outstanding in 2010 and 2009	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized; 51,955,265 and 40,039,259 shares issued and 51,955,265 and 40,039,259 shares outstanding in 2010 and 2009, respectively	52,000	40,000
Additional paid-in capital	232,819,000	178,806,000
Accumulated deficit	(209,998,000)	(182,504,000)
Treasury stock, at cost	—	—

Total stockholders’ equity (deficit)	22,873,000	(3,658,000)

Total liabilities and stockholders’ equity (deficit)	$66,347,000	$24,749,000

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,		For the Years Ended December 31,
	2010 (Unaudited)	2009 (Unaudited)	2010 (Unaudited)	2009

Product revenues
Related party	$9,000	$9,000	$590,000	$591,000
Third party	2,369,000	1,253,000	7,664,000	5,246,000
	2,378,000	1,262,000	8,254,000	5,837,000

Cost of product revenues	1,175,000	749,000	3,908,000	3,394,000

Gross profit (loss)	1,203,000	513,000	4,346,000	2,443,000

Development revenues:
Development, related party	—	1,590,000	2,122,000	8,840,000
Research grants and other	158,000	26,000	251,000	53,000

	158,000	1,616,000	2,373,000	8,893,000
Operating expenses:
Research and development	2,661,000	3,226,000	9,687,000	12,231,000
Sales and marketing	3,684,000	2,213,000	11,040,000	6,583,000
General and administrative	3,240,000	3,129,000	12,570,000	10,415,000
Change in fair value of warrants	540,000	3,016,000	(1,285,000)	4,574,000
Change in fair value of option liabilities	(150,000)	(360,000)	30,000	(920,000)

Total operating expenses	9,975,000	11,224,000	32,042,000	32,883,000

Operating loss	(8,614,000)	(9,095,000)	(25,323,000)	(21,547,000)

Other income (expense):
Interest income	3,000	—	9,000	20,000
Interest expense	(763,000)	(307,000)	(2,052,000)	(1,427,000)
Other income (expense), net	174,000	(79,000)	23,000	(218,000)
Equity loss from investment in joint venture	(53,000)	(9,000)	(151,000)	(44,000)

Total other income	(639,000)	(395,000)	(2,171,000)	(1,669,000)

Net loss	(9,253,000)	(9,490,000)	(27,494,000)	(23,216,000)

Basic and diluted net loss per common share	$(0.18)	$(0.24)	$(0.60)	$(0.65)

Basic and diluted weighted average common shares	50,207,187	39,043,024	45,947,966	35,939,260

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Years Ended December 31,
	2010 (Unaudited)	2009
Cash flows from operating activities:
Net loss	$(27,494,000)	$(23,216,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	931,000	1,681,000
Amortization of deferred financing costs and debt discount	703,000	709,000
Warranty provision (reversal)	—	(23,000)
Increase (reduction) in allowance for doubtful accounts	460,000	663,000
Change in fair value of warrants	(1,285,000)	4,574,000
Change in fair value of option liability	30,000	(920,000)
Stock-based compensation	3,055,000	2,649,000
Equity loss from investment in joint venture	151,000	44,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	(902,000)	(986,000)
Inventories	(777,000)	(446,000)
Other current assets	36,000	41,000
Other assets	(110,000)	75,000
Accounts payable and accrued expenses	811,000	413,000
Deferred revenues, related party	(2,122,000)	(8,840,000)
Deferred revenues	2,541,000	(57,000)
Long-term deferred rent	398,000	(168,000)

Net cash used in operating activities	(23,574,000)	(23,807,000)

Cash flows from investing activities:
Proceeds from the sale and maturity of short-term investments	—	—
Purchases of short-term investments	—	—
Purchases of property and equipment	(610,000)	(221,000)
Cash invested in restricted cash	(350,000)	—
Investment in joint venture	(330,000)	—

Net cash used in investing activities	(1,290,000)	(221,000)

Cash flows from financing activities:
Principal payments on long-term obligations	(5,454,000)	(2,053,000)
Proceeds from long-term obligations	20,000,000	—
Debt issuance costs and loan fees	(559,000)	—
Proceeds from exercise of employee stock options and warrants	7,128,000	531,000
Proceeds from sale of common stock	45,486,000	23,196,000
Costs from sale of common stock	(1,923,000)	(1,336,000)
Proceeds from sale of treasury stock	—	3,933,000

Net cash provided by financing activities	64,678,000	24,271,000

Net increase in cash and cash equivalents	39,814,000	243,000

Cash and cash equivalents at beginning of year	12,854,000	12,611,000

Cash and cash equivalents at end of year	$52,668,000	$12,854,000